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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Tri-Union Development Corporation
(formerly Tribo Petroleum Corporation)
Houston, Texas

We hereby consent to the incorporation by reference in Registration Statements No. 333-66282 and 333-66282-01 on Form S-4 of our report dated April 22, 2000, except as to Note 12, which is as of March 23, 2001, and Notes 14 and 16 which are as of July 30, 2001, relating to the consolidated financial statements of Tri-Union Development Corporation (formerly Tribo Petroleum Corporation) appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Hidalgo, Banfill, Zlotnik & Kermali, P.C.
Houston, Texas
March 29, 2002